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                                                                    Exhibit 99.1
                                                                    ------------

                [TRANSPRO THE HEAT TRANSFER PROFESSIONALS LOGO]

                                         FOR:     TRANSPRO, INC.

                                         CONTACT: Richard A. Wisot
                                                  Chief Financial Officer
                                                  (203) 401-6452

FOR IMMEDIATE RELEASE                             Financial Dynamics
---------------------                             Investor Relations: Christine
                                                  Mohrmann, Eric Boyriven,
                                                  Lindsay Hatton
                                                  (212) 850-5600


           TRANSPRO, INC. MOVES LISTING TO THE AMERICAN STOCK EXCHANGE

NEW HAVEN, CONNECTICUT, October 9, 2003 - Transpro, Inc. (NYSE:TPR) announced today that its common stock has been approved for listing on the American Stock Exchange (AMEX). The Company's common stock will commence trading on the AMEX on Monday, October 13, 2003 and will continue to trade under "TPR", its current ticker symbol. Trading of Transpro's common stock on the New York Stock Exchange
(NYSE) will be discontinued at the close of the market on Friday, October 10, 2003. The Company's decision to list on the AMEX was taken to address its non-compliance with the NYSE's market capitalization and stockholders' equity requirements.

Charles E. Johnson, President and CEO of Transpro, stated, "We are very pleased to be listing on the American Stock Exchange, the second largest floor-based exchange in the United States. We look forward to working with the AMEX as we continue to execute on our strategic goals."

TRANSPRO, INC. is a manufacturer and supplier of heating and cooling systems and components for a variety of Aftermarket and OEM automotive, truck and industrial applications.

TRANSPRO, INC.'S STRATEGIC CORPORATE VALUES ARE:
     o    Being An Exemplary Corporate Citizen
     o    Employing Exceptional People
     o    Dedication To World-Class Quality Standards
     o    Market Leadership Through Superior Customer Service
     o    Commitment to Exceptional Financial Performance

                                    - MORE -
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TRANSPRO, INC. MOVES LISTING TO THE AMERICAN STOCK EXCHANGE  PAGE 2

FORWARD-LOOKING STATEMENTS
--------------------------

Statements included in this news release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's Annual Report on Form 10-K contains certain detailed factors that could cause the Company's actual results to materially differ from forward-looking statements made by the Company. In particular, statements relating to the future financial performance of the Company are subject to business conditions and growth in the general economy and automotive and truck business, the impact of competitive products and pricing, changes in customer product mix, failure to obtain new customers or retain old customers or changes in the financial stability of customers, changes in the cost of raw materials, components or finished products and changes in interest rates.






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